Exhibit 99.1

EPAM Reports Results for Third Quarter 2022

•Third quarter revenues of $1.227 billion, up 24.1% year-over-year
•GAAP Income from Operations was 14.7% of revenues and Non-GAAP Income from Operations was 18.9% of revenues for the third quarter
•Third quarter GAAP Diluted EPS of $2.63, an increase of 34.9%, and Non-GAAP Diluted EPS of $3.10, an increase of 28.1% on a year-over-year basis
•For the fourth quarter, EPAM expects revenues to be in the range of $1.220 billion to $1.230 billion, GAAP Diluted EPS to be in the range of $2.02 to $2.10 and Non-GAAP Diluted EPS to be in the range of $2.62 to $2.70

Newtown, PA, USA — November 3, 2022 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today reported results for the third quarter ended September 30, 2022.
“First, I would like to say a big thank you to our team in Ukraine and to all EPAMers for their incredible dedication and resiliency. They are the main reason for our strong third quarter results and our continued ability to solve our customers’ most pressing technological and digital transformation challenges,” said Arkadiy Dobkin, CEO & President, EPAM. “As a trusted advisor, we understand the enterprise endurance required to keep up with evolving market shifts. With our talented team, we will be able to continue expanding our capabilities, driving further innovation and building on our expertise to continue providing more comprehensive solutions to help our customers successfully navigate the complex business environment.”
Third Quarter 2022 Highlights
•Revenues increased to $1.227 billion, a year-over-year increase of $238.4 million, or 24.1%. On a constant currency basis, revenues were up 29.8% compared to the third quarter of 2021. Acquisitions completed in the last twelve months contributed 4.2% to revenue growth in the quarter. The decision to exit the Russian market negatively impacted revenue growth by 4.7%;
•GAAP income from operations was $180.2 million, an increase of $36.1 million, or 25.0%, compared to $144.1 million in the third quarter of 2021;
•Non-GAAP income from operations was $232.4 million, an increase of $52.8 million, or 29.4%, compared to $179.6 million in the third quarter of 2021;
•Diluted earnings per share (“EPS”) on a GAAP basis was $2.63, an increase of $0.68, or 34.9%, compared to $1.95 in the third quarter of 2021; and
•Non-GAAP diluted EPS was $3.10, an increase of $0.68, or 28.1%, compared to $2.42 in the third quarter of 2021.
Cash Flow and Other Metrics
•Cash provided by operating activities was $278.0 million for the first nine months of 2022, compared to cash provided by operating activities of $287.7 million for the first nine months of 2021;
•Cash, cash equivalents and restricted cash totaled $1.490 billion as of September 30, 2022, an increase of $40.3 million, or 2.8%, from $1.449 billion as of December 31, 2021; and
•Total headcount was approximately 60,300 as of September 30, 2022. Included in this number were approximately 53,950 delivery professionals, an increase of 14.5% from September 30, 2021.

Fourth Quarter Outlook
EPAM expects the following for the fourth quarter:
•Revenues will be in the range of $1.220 billion to $1.230 billion on a GAAP basis for the fourth quarter reflecting a year-over-year growth rate of at least 11% at the mid-point of the range, which includes an unfavorable foreign currency translation impact of approximately 4%. Revenue growth on a constant currency basis will be at least 15% at the mid-point of the range. The Company expects acquisitions will contribute approximately 1% to reported revenues. Revenue growth will be negatively impacted by approximately 5% as a result of the decision to exit the Russian market;
•For the fourth quarter, EPAM expects GAAP income from operations to be in the range of 12% to 13% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 21% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be in the range of $2.02 to $2.10 for the quarter, and non-GAAP diluted EPS will be in the range of $2.62 to $2.70 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.6 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, November 3, 2022, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting, and design capabilities; and unique 'Engineering DNA,' EPAM's globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people's lives. In 2021, EPAM was added to the S&P 500 and included among the list of Forbes Global 2000 companies.

Selected by Newsweek as a 2021 and 2022 Most Loved Workplace, EPAM's global multi-disciplinary teams serve customers in more than 50 countries across six continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked four times as the top IT services company on Fortune's 100 Fastest Growing Companies list. EPAM is also listed among Ad Age's top 25 World's Largest Agency Companies for three consecutive years, and Consulting Magazine named EPAM Continuum a top 20 Fastest Growing Firm.
Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning efforts in Russia and Belarus, employee separation costs in Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the invasion of Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to the on-going COVID-19 pandemic, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$1,226,920	$988,539	$3,593,395	$2,650,680
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	826,796	653,374	2,453,955	1,756,430
Selling, general and administrative expenses	198,021	169,498	667,825	457,797
Depreciation and amortization expense	21,876	21,543	69,126	59,804
Income from operations	180,227	144,124	402,489	376,649
Interest and other income/(loss), net	4,228	(5,325)	5,642	2,629
Foreign exchange gain/(loss)	6,691	(3,441)	(102,035)	(5,835)
Income before provision for income taxes	191,146	135,358	306,096	373,443
Provision for income taxes	35,092	19,702	41,719	34,070
Net income	$156,054	$115,656	$264,377	$339,373

Net income per share:
Basic	$2.72	$2.04	$4.62	$6.01
Diluted	$2.63	$1.95	$4.47	$5.75
Shares used in calculation of net income per share:
Basic	57,420	56,649	57,194	56,429
Diluted	59,357	59,203	59,108	58,999

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of September 30, 2022	As of December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,487,599	$1,446,625
Trade receivables and contract assets, net of allowance of $18,666 and $5,521, respectively	917,139	768,928
Short-term investments	60,216	—
Prepaid and other current assets	63,032	53,927
Total current assets	2,527,986	2,269,480
Property and equipment, net	209,700	236,214
Operating lease right-of-use assets, net	148,219	184,841
Intangible assets, net	79,220	101,143
Goodwill	505,542	530,723
Deferred tax assets	214,219	143,928
Other noncurrent assets	50,717	56,898
Total assets	$3,735,603	$3,523,227

Liabilities
Current liabilities
Accounts payable	$28,288	$24,847
Accrued compensation and benefits expenses	456,965	502,997
Accrued expenses and other current liabilities	161,922	142,014
Short-term debt	7,790	16,018
Income taxes payable, current	34,390	27,440
Operating lease liabilities, current	38,602	50,104
Total current liabilities	727,957	763,420
Long-term debt	28,198	30,234
Income taxes payable, noncurrent	57,375	42,454
Operating lease liabilities, noncurrent	122,700	142,802
Other noncurrent liabilities	40,729	48,480
Total liabilities	976,959	1,027,390
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 57,516 and 56,868 shares issued, 57,502 and 56,849 shares outstanding at September 30, 2022 and December 31, 2021, respectively	57	57
Additional paid-in capital	801,950	711,912
Retained earnings	2,093,909	1,829,532
Treasury stock	(118)	(177)
Accumulated other comprehensive loss	(138,632)	(54,207)
Total EPAM Systems Inc. stockholders’ equity	2,757,166	2,487,117
Noncontrolling interest in consolidated subsidiaries	1,478	8,720
Total stockholders' equity	$2,758,644	$2,495,837
Total liabilities and stockholders' equity	$3,735,603	$3,523,227

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Revenue growth as reported	24.1%	35.6%
Foreign exchange rates impact	5.7%	4.5%
Revenue growth on a constant currency basis(1)	29.8%	40.1%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$826,796	$(21,358)	$805,438	$2,453,955	$(48,576)	$2,405,379
Selling, general and administrative expenses(3)	$198,021	$(25,221)	$172,800	$667,825	$(130,914)	$536,911
Income from operations(4)	$180,227	$52,163	$232,390	$402,489	$196,074	$598,563
Operating margin	14.7%	4.2%	18.9%	11.2%	5.5%	16.7%
Net income(5)	$156,054	$27,685	$183,739	$264,377	$206,643	$471,020
Diluted earnings per share	$2.63		$3.10	$4.47		$7.97

	Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$653,374	$(12,174)	$641,200	$1,756,430	$(34,552)	$1,721,878
Selling, general and administrative expenses(3)	$169,498	$(18,655)	$150,843	$457,797	$(48,777)	$409,020
Income from operations(4)	$144,124	$35,513	$179,637	$376,649	$95,114	$471,763
Operating margin	14.6%	3.6%	18.2%	14.2%	3.6%	17.8%
Net income(5)	$115,656	$27,549	$143,205	$339,373	$31,170	$370,543
Diluted earnings per share	$1.95		$2.42	$5.75		$6.28

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Stock-based compensation expenses	$17,474	$12,174	$31,782	$34,552
Humanitarian support in Ukraine (a)	2,853	—	25,288	—
Unbilled business continuity resources (b)	1,031	—	12,862	—
Discretionary compensation (c)	—	—	(21,356)	—
Total adjustments to GAAP cost of revenues(2)	21,358	12,174	48,576	34,552
Stock-based compensation expenses	15,813	17,013	36,510	43,086
Other acquisition-related expenses	264	1,553	934	5,585
One-time charges	2,360	89	6,236	106
Humanitarian support in Ukraine (a)	1,631	—	13,219	—
Geographic repositioning (d)	4,425	—	37,497	—
Russia long-lived asset impairment charges (e)	—	—	19,570	—
Russia business restructuring (f)	728	—	16,948	—
Total adjustments to GAAP selling, general and administrative expenses(3)	25,221	18,655	130,914	48,777
Amortization of acquired intangible assets	5,584	4,684	16,584	11,785
Total adjustments to GAAP income from operations(4)	52,163	35,513	196,074	95,114
Change in fair value of contingent consideration included in Interest and other income, net	2,414	6,998	8,520	1,362
Impairment of financial asset	—	—	1,300	—
Foreign exchange gain/(loss)	(6,691)	3,441	102,035	5,835
Provision for income taxes:
Tax effect on non-GAAP adjustments	(8,044)	(8,053)	(61,443)	(18,312)
Excess tax benefits related to stock-based compensation	(10,879)	(10,350)	(31,370)	(52,829)
Net discrete benefit from tax planning (g)	(1,278)	—	(8,473)	—
Total adjustments to GAAP net income(5)	$27,685	$27,549	$206,643	$31,170

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery employees in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) Geographic repositioning includes expenses associated with the relocation of employees in Russia and Belarus to other countries and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the nine months ended September 30, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.

(f) As a result of the Company's decision to no longer serve customers in Russia and begin the process of a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(g) One-time benefits related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

Fourth Quarter 2022
Revenue growth (at midpoint of the range)	11%
Foreign exchange rates impact	4%
Revenue growth on a constant currency basis (at midpoint of the range) (6)	15%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

Fourth Quarter 2022
GAAP income from operations as a percentage of revenues	12% to 13%
Stock-based compensation expenses	2.7%
Included in cost of revenues (exclusive of depreciation and amortization)	1.4%
Included in selling, general and administrative expenses	1.3%
Humanitarian support in Ukraine (a)	0.5%
Unbilled business continuity resources (b)	0.1%
Geographic repositioning (d)	0.2%
Amortization of acquired intangible assets	0.5%
Non-GAAP income from operations as a percentage of revenues	16% to 17%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

Fourth Quarter 2022
GAAP effective tax rate (approximately)	21%
Tax effect on non-GAAP adjustments	1.4%
Excess tax benefits related to stock-based compensation	0.6%
Non-GAAP effective tax rate (approximately)	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

Fourth Quarter 2022
GAAP diluted earnings per share	$2.02 to $2.10
Stock-based compensation expenses	0.56
Included in cost of revenues (exclusive of depreciation and amortization)	0.29
Included in selling, general and administrative expenses	0.27
Humanitarian support in Ukraine (a)	0.10
Unbilled business continuity resources (b)	0.02
Geographic repositioning (d)	0.04
Other acquisition-related expenses	0.01
Amortization of acquired intangible assets	0.10
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.16)
Excess tax benefits related to stock-based compensation	(0.07)
Non-GAAP diluted earnings per share	$2.62 to $2.70